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                                January 12, 2006

      Morgan Stanley Institutional Fund, Inc.
      1221 Avenue of the Americas, 22nd Floor
      New York, New York 10020

               Re:  Morgan Stanley Institutional Fund, Inc., a Maryland
                    corporation (the "Fund") -- Registration of shares of the
                    Large Cap Relative Value Portfolio Class A, and the Large
                    Cap Relative Value Portfolio Class B, of common stock of the
                    Fund, par value $.001 per share (the "Shares"), pursuant to
                    Registration Statement on Form N-14, as amended and
                    supplemented (the "Registration Statement")

      Ladies and Gentlemen:

                    We have acted as Maryland corporate counsel to the Fund in connection with the registration of the Shares under the Securities Act of
      1933, as amended (the "Securities Act"), by the Fund on Form N-14, originally filed with the Securities and Exchange Commission (the
      "Commission") on or about November 18, 2005. The Shares (the actual number of which will be determined at the time of issuance based upon relative share values) will be issued by the Fund in exchange for substantially all of the assets (and subject to assumption of substantially all of the liabilities) of the Equity Portfolio ("Equity"), a series of shares of
      Morgan Stanley Institutional Fund Trust, a Pennsylvania trust (the
      "Trust"), which are being purchased (and assumed) by the Fund pursuant to the terms of an Agreement and Plan of Reorganization, dated as of January
      11, 2006, by and between the Fund, on behalf of Large Cap Relative Value
      Portfolio and the Trust, on behalf of Equity (the "Reorganization
      Agreement"). You have requested our opinion with respect to the matters set forth below.

                    In our capacity as Maryland corporate counsel to the Fund
      and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                    1.   the corporate charter of the Fund, represented by
                         Articles of Incorporation filed with the State
                         Department of Assessments and Taxation of Maryland (the
                         "Department") on June 16, 1988, and the articles
                         supplementary, articles of amendment and other charter
                         documents filed with, and

Morgan Stanley Institutional Fund, Inc.
January 12, 2006

                         accepted for record by, the Department subsequent to
                         June 16, 1988 through the date hereof (collectively,
                         the "Charter");

                    2.   the Bylaws of the Fund, as amended and restated as of
                         July 31, 2003 (the "Bylaws");

                    3.   Resolutions duly adopted by the Board of Directors of
                         the Fund at a meeting held on October 27, 2005 (the
                         "Directors' Resolutions");

                    4.   a certificate of Stefanie V. Chang Yu, the Vice
                         President of the Fund, and Mary E. Mullin, the
                         Secretary of the Fund, of even date herewith (the
                         "Officers' Certificate"), to the effect that, among
                         other things, the Charter, the Bylaws and the
                         Directors' Resolutions are true, correct and complete,
                         and that the Charter and the Bylaws have not been
                         rescinded or modified and are in full force and effect
                         as of the date of the Officers' Certificate, and
                         certifying as to the manner of adoption of the
                         Directors' Resolutions, the authorization, execution
                         and delivery of the Reorganization Agreement and the
                         authorization for issuance of the Shares;

                    5.   the Registration Statement on Form N-14, filed by the
                         Fund with the Commission on November 18, 2005, in
                         substantially the same form filed with the Commission
                         (the "Registration Statement");

                    6.   a status certificate of the Department, dated January
                         11, 2006, to the effect that the Fund is duly
                         incorporated and existing under the laws of the State
                         of Maryland;

                    7.   the Reorganization Agreement; and

                    8.   such other laws, records, documents, certificates,
                         opinions and instruments as we have deemed necessary to
                         render this opinion, subject to the limitations,
                         assumptions and qualifications noted below.

                    In reaching the opinion set forth below, we have assumed the following:

                    (a)  each person executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do
                         so;

                    (b)  each natural person executing any of the Documents is legally competent to do so;

Morgan Stanley Institutional Fund, Inc.
January 12, 2006

                    (c)  the Officers' Certificate and all other certificates
                         submitted to us are true and correct when made and as
                         of the date hereof and without regard to any knowledge
                         qualifiers contained therein;

                    (d)  any of the Documents submitted to us as originals are authentic; the form and content of any Documents
                         submitted to us as unexecuted drafts do not differ in
                         any respect relevant to this opinion from the form and
                         content of such documents as executed and delivered;
                         any of the Documents submitted to us as certified or
                         photostatic copies conform to the original documents;
                         all signatures on all of the Documents are genuine; all
                         public records reviewed or relied upon by us or on our
                         behalf are true and complete; all representations,
                         warranties, certifications, statements and information
                         contained in the Documents are true and complete
                         without regard to any knowledge qualifiers contained
                         therein; there has been no modification of, or
                         amendment to, any of the Documents, and there has been
                         no waiver of any provision of any of the Documents by
                         action or omission of the parties or otherwise;

                    (e)  the Reorganization Agreement substantially in the form reviewed by us has been duly authorized, executed and
                         delivered by each party thereto, constitutes the legal,
                         valid, binding and enforceable obligation of each such
                         party, and has not been amended or modified in any
                         respect relevant to the opinions contained herein; and

                    (f)  upon issuance of Shares of each class of Large Cap
                         Relative Value Portfolio, the total number of shares of
                         such class issued and outstanding, after giving effect
                         to such issuance, will not exceed the total number of
                         shares of such class of Large Cap Relative Value
                         Portfolio that the Fund is authorized to issue under
                         its Charter.

                    Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  (i)     The Fund is duly incorporated and validly existing as
                          a corporation in good standing under the laws of the
                          State of Maryland.

                  (ii)    The issuance of the Shares has been duly authorized by
                          all necessary corporate action on the part of the Fund
                          and when such Shares are issued and delivered by the
                          Fund as contemplated by the Registration Statement

Morgan Stanley Institutional Fund, Inc.
January 12, 2006

                         in exchange for substantially all of the assets (and
                         subject to the assumption of substantially all of the
                         liabilities) of Equity in accordance with the terms of
                         the Reorganization Agreement and the Directors'
                         Resolutions, such Shares will be validly issued, fully
                         paid, and non-assessable.

                    The foregoing opinion is limited to the laws of the State of
Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the Investment Company
Act of 1940, the Securities Act or any other federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

                    This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

                    Clifford Chance US, LLP may rely upon this opinion, in its capacity as securities counsel to the Fund, in connection with the registration of the Shares and in rendering its opinion to the Fund in connection therewith.

                    We consent to your filing this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the
Securities Act.

                                               Very truly yours,

                                 /s/ Ballard Spahr Andrews & Ingersoll, LLP